UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2026
________________________________________________________
CERENCE INC.
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	001-39030	83-4177087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 District Avenue, Burlington, Massachusetts		01803
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (857)362-7300
25 Mall Road, Suite 416, Burlington, Massachusetts
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRNC	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 28, 2026, Marcy Klevorn notified the Board of Directors (the "Board") of Cerence Inc. (the "Company") of her decision to resign from the Board, effective July 1, 2026. Ms. Klevorn's resignation was for personal reasons and was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices, including any matter relating to the Company's accounting practices or financial statements.
At the time of her resignation, Ms. Klevorn served as a member of the Compensation Committee and the Nominating and Governance Committee of the Board.
The Company thanks Ms. Klevorn for her valuable contributions and dedicated service to the Company and its Board of Directors during her tenure.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cerence Inc.

Date: July 2, 2026	By:	/s/ Brian Krzanich
Name: Brian Krzanich
Title: President, Chief Executive Officer